As Filed with the Securities and Exchange Commission on June 13,
                        2002 Registration No. 333-76137

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST EFFECTIVE AMENDMENT # 1 TO
                       REGISTRATION STATEMENT ON FORM S-3
                        UNDER THE SECURITIES ACT OF 1933

                                    PHC. INC.
             (Exact name of registrant as specified in its charter)

                                  Massachusetts
         (State or other jurisdiction of incorporation or organization)

                                   04-2601571
                      (I.R.S. Employer Identification No.)

                                 Bruce A. Shear
                      President and Chief Executive Officer
                                    PHC, Inc.
                           200 Lake Street - Suite 102
                          Peabody, Massachusetts 01960
                                 (978) 536-2777
          (Address and telephone number of principal executive offices)

                                 with a copy to:

                                ARNOLD WESTERMAN
                     ARENT FOX KINTNER PLOTKIN & KAHN, PPLC
                           1050 Connecticut Avenue, NW
                              Washington, DC 20036
                                 (202) 857-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

                                         Proposed        Proposed
Title of each Class of   Number of       Maximum         Maximum          Amount of
Securities to be         Shares being    Offering Price  Aggregate      Registration
Registered               Registered (1)  Per Share       Offering Price   Fee (2)(3)
_________________________________________________________________________________________

Class A Common Stock,
   $.01 par value        1,042,061          $0.875       $911,803.38       $276.30
Class A Common Stock,
   $.01 par value          914,360         $1.6875     $1,771,572.50       $467.57
Class A Common Stock,
   $.01 par value           10,000         $1.8125        $17,500.00         $5.49
Class A Common Stock,
   $.01 par value        1,016,886                                          $4,013


1. We are also deregistering 465,119 shares of class A common stock registered in registration statement file numbers 333-25231, 333-44045, 333-59927 and 333-76137 declared effective by the commission on November 19, 1997, January 15, 1998, August 3, 1998 and June 6, 2002, respectively, which were to have been issued upon the exercise of warrants which have expired.

2.   Registration fees were previously paid.

3. Pursuant to rule 429(b) this registration statement constitutes a post effective amendment to registration statement file numbers 333-25231,333-44045 and 333-59927 declared effective by the commission on November 19, 1997, January 15, 1998 and August 3, 1998 respectively, on which filing fees of $2,912, $261 and $840 were previously paid. The number of securities has been adjusted to reflect adjustments pursuant to
     anti-dilution   provisions  in  the  instruments   issued   evidencing  the
     securities.

------------------------------------------------------------------------------

                    Subject to Completion, dated June , 2002


PROSPECTUS

                                    PHC, INC.

                            PIONEER BEHAVIORAL HEALTH

                    2,518,188 Shares of Class A Common Stock

     This prospectus covers the sale from time to time of shares of the company's class A common stock, by the selling security holders.

     The company will only receive proceeds if outstanding warrants are exercised. Such funds will be added to working capital. All other proceeds will be realized by the selling security holders. The company is obligated to pay all of the expenses incident to the prospectus estimated to be approximately $56,000.

     The class A common stock trades in the over-the-counter market and current prices are available on the Nasdaq Bulletin Board under the symbol PIHC. On June 7, 2002, the closing bid price of the class A common stock was $0.70.

AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" AT PAGE 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



The date of this Prospectus is June , 2002

                                   OUR COMPANY

     Our company is a national health care company, which provides psychiatric services to individuals who have behavioral health disorders including alcohol and drug dependency and to individuals in the gaming and trucking industry. We operate substance abuse treatment facilities in Utah and Virginia, four outpatient psychiatric facilities in Michigan, two outpatient psychiatric facilities in Nevada and an inpatient psychiatric facility in Michigan. We provide management, administrative and help line services through contracts with major railroads and also conduct studies on the effects of psychiatric pharmaceuticals on a controlled population through contracts with the manufacturers of these pharmaceuticals. We also operate a website, Wellplace.com which provides education, training and products for the behavioral health professional and internet support services to all of our subsidiaries.

     Our company provides behavioral health- services and products through inpatient and outpatient facilities and online to behavioral health professionals. Our substance abuse facilities provide specialized treatment services to patients who typically have poor recovery prognoses and who are prone to relapse. These services are offered in small specialty care facilities, which permit us to provide our clients with efficient and customized treatment without the significant costs associated with the management and operation of general acute care hospitals. We tailor these programs and services to "safety-sensitive" industries and concentrate our marketing efforts on the transportation, oil and gas exploration, heavy equipment, manufacturing, law enforcement, gaming and health services industries. Our psychiatric facility provides inpatient psychiatric care and intensive outpatient treatment, referred to as partial hospitalization, to children, adolescents and adults. Our outpatient mental health clinics provide services to employees of major employers, as well as to managed care, Medicare and Medicaid clients. The psychiatric services are offered in a larger, more traditional setting than PHC's substance abuse facilities, enabling PHC to take advantage of economies of scale to provide cost-effective treatment alternatives.

     The company treats employees who have been referred for treatment as a result of compliance with Subchapter D of the Anti-Drug Abuse Act of 1988 (commonly known as the Drug Free Workplace Act), which requires employers who are Federal contractors or Federal grant recipients to establish drug-free awareness programs which, among other things, inform employees about available drug counseling; rehabilitation and employee assistance programs. We also provide treatment under the Department of Transportation implemented regulations, which broaden the coverage and scope of alcohol and drug testing for employees in "safety sensitive" positions in the transportation industry.

     The company was incorporated in 1976 and is a Massachusetts corporation. Our corporate offices are located at 200 Lake Street, Suite 102, Peabody, MA 01960 and our telephone number is (978) 536-2777.

                                  THE OFFERING

Securities Outstanding as of March 31, 2002:

Class A common stock            9,182,300
Class B common stock              726,991
Class C common stock                    0
Preferred stock                   140,700
Securities Offered              2,518,188 shares of class A common stock, of
                                          which 1,542,266 are outstanding,
                                          250,000 are issuable on conversion
                                          of debt, and 725,922 are issuable on
                                          exercise of outstanding warrants.
NASDAQ Symbol                        PIHC
Proceeds to the company        $1,104,009 Assuming the warrants are exercised,
                                          this amount will be added to our
                                          working capital.  All other proceeds
                                          will be retained by the selling
                                          security holders.

                       Summary Consolidated Financial Data
                                Nine Months Ended

                                           March 31,                   Year Ended June 30,
                                  2002               2001          2001              2000
                                  _________________________       ______________________

Statements of Operations Data:
Revenue                         $16,883,958     $16,811,346     $22,749,836     $20,378,760
Operating expenses               15,476,983      21,094,471      26,998,656      20,112,450

Income (loss) from operations     1,406,975      (4,283,125)     (4,248,820)        266,310

Other expenses                     (501,947)       (713,262)       (957,435)       (727,141)

Provision for taxes                      --          44,450          44,450          79,390

Income (loss) from continuing
  operations                    $   905,028     $(5,040,837)    $(5,250,705)    $  (540,221)

Change in accounting principle           --              --              --         (72,450)

Net income (loss)               $   905,028     $(5,040,837)    $(5,250,705)    $  (612,671)

Dividends                           (87,106)       (180,385)       (383,618)       (964,474)

Income (loss) applicable to
  common shares                 $   817,922     $(5,221,222)    $(5,634,323)    $(1,577,145)

Basic income (loss) per
  common share:
   Loss before change in
     accounting principle       $      0.08     $     (0.63)    $     (0.66)    $     (0.22)
   Change in accounting
     principle                           --              --              --           (0.01)
   Net income (loss)            $      0.08     $     (0.63)    $     (0.66)    $     (0.23)

Basic weighted average number of
  shares outstanding              9,643,486        8,264,481      8,518,408       6,916,598

Diluted income (loss) per common
  share
   Loss before change in
     accounting principle       $      0.06     $      (0.63)   $     (0.66)    $     (0.22)
   Change in accounting
     principle                           --               --             --           (0.01)
   Net income (loss)            $      0.06     $      (0.63)   $     (0.66)    $     (0.23)

Diluted weighted average number of
  shares outstanding             14,111,929        8,264,481      8,518,408       6,916,598


                                 As of
                                 March 31, 2002
                                 ________________
Balance Sheet Data:
Total assets                     $ 9,781,730
Working capital                   (1,264,381)
Long-term obligations              2,530,774
Stockholders' deficit               (426,240)

                                  RISK FACTORS

     An investment in the securities offered hereby is speculative in nature and involves a high degree of risk. In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating whether to invest in the securities offered hereby.

OPERATING RISKS

     The concentration of accounts receivable due from government payors could create a severe cash flow problem should these agencies fail to make timely payment. We had substantial receivables from Medicaid and Medicare of approximately $1,002,000 at March 31, 2002 and $633,000 at June 30, 2001, which would create a cash flow problem should these agencies defer or fail to make reimbursement payments as due, which would require us to borrow at unfavorable rates.

     If managed care organizations delay approving treatment, or reduce the patient length of stay or number of visits or reimbursement, our company's ability to meet operating expenses is affected. As managed care organizations and insurance companies adopt policies that limit the length of stay for substance abuse treatment, our business is materially adversely affected since our revenues and cash flow go down and our fixed operating expenses continue. Reimbursement for substance abuse and psychiatric treatment from private insurers is largely dependent on our ability to substantiate the medical necessity of treatment. The process of substantiating a claim often takes up to four months and sometimes longer; as a result, we experience significant delays in the collection of amounts reimbursable by third-party payors, which adversely affects our working capital condition.

     As our accounts receivable age and become uncollectable our cash flow is negatively impacted. Our accounts receivable from patient accounts (net of allowance for bad debts) were $6,015,990 at March 31, 2002 compared with $6,220,715 at June 30, 2001 and $6,928,490 at June 30, 2000. As we expand, we will be required to seek payment from a larger number of payors and the amount of accounts receivable will likely increase. This decrease is a result of better accounts receivable management due to increased staff, standardization of some procedures for collecting receivables, a more aggressive collection policy and a more aggressive reserve policy. If the amount of receivables, which eventually become uncollectible, exceeds such reserves, we could be materially adversely affected. In addition, any decrease in our ability to collect our accounts receivable or any further delay in the collection of accounts receivable would have a material adverse effect on our results of operations. See the Consolidated Financial Statements and notes related thereto included herein or incorporated herein by reference.

     Due to the company's current high debt to equity ratio and recent losses from operations, if the company needs additional financing it may require borrowing at unfavorable rates. We are utilizing, to the maximum extent, our accounts receivable funding facilities, which bear interest at the prime rate plus 2.25%, to meet our current cash needs. Should we require additional funds to meet our cash flow requirements or to fund growth or new investments, we may be required to meet these needs with more costly financing. If we are unable to obtain needed financing, it could have a material adverse effect on our financial condition, operations and business prospects. See Consolidated Financial Statements and related notes included or incorporated into this prospectus by reference.

     The company's reliance on contracts with key clients to maintain sufficient patient census would impact our ability to meet our fixed costs should one or more of these clients cancel contracts or be unable to pay for services rendered. We have entered into relationships with large employers, health care institutions and labor unions to provide treatment for psychiatric disorders, chemical dependency and substance abuse in conjunction with employer-sponsored employee assistance programs. The employees of such institutions may be referred to us for treatment, the cost of which is reimbursed on a per diem or per capita basis. Approximately 30% of our total revenue is derived from these key clients. No one of these large employers, health care institutions or labor unions individually accounts for 10% or more of our consolidated revenues, the loss of any of these key clients would require us to expend considerable effort to replace patient referrals and would result in revenue losses and attendant loss in income.

     Control of the healthcare industry exercised by federal, state and local regulatory agencies can increase costs, establish maximum reimbursement levels and limit expansion. Our company and the health care industry are subject to rapid regulatory change with respect to licensure and conduct of operations at existing facilities, construction of new facilities, acquisition of existing facilities, the addition of new services, compliance with physical plant safety and land use requirements, implementation of certain capital expenditures, reimbursement for services rendered and periodic government inspections. Governmental budgetary restrictions have resulted in limited reimbursement rates in the healthcare industry including our company. As a result of these restrictions we cannot be certain that payments under government programs will remain at a level comparable to the present level or be sufficient to cover the costs allocable to such patients. In addition, many states, including the State of Michigan, are considering reductions in state Medicaid budgets.

     Insurance companies and managed care organizations are entering into sole source contracts with healthcare providers, which could limit our ability to obtain patients. Private insurers, managed care organizations and, to a lesser extent, Medicaid and Medicare, are beginning to carve-out specific services, including mental health and substance abuse services, and establish small, specialized networks of providers for such services at fixed reimbursement rates. Continued growth in the use of carve-out systems could materially adversely affect our business to the extent we are not selected to participate in such smaller specialized networks or if the reimbursement rate is not adequate to cover the cost of providing the service.

     If we acquire new businesses or expand our businesses, the operating costs may be far greater than revenues for a significant period of time. The operating losses and negative cash flow associated with start-up operations or acquisitions could have a material adverse effect on our profitability and liquidity unless and until such facilities are fully integrated with our other operations and become self sufficient. Until such time we may be required to borrow at higher rates and less favorable terms.

     The limited number of healthcare professionals in the areas in which we operate may create staffing shortages. Our success depends, in large part, on our ability to attract and retain highly qualified personnel, particularly skilled health care personnel, which are in short supply. We face competition for such personnel from governmental agencies, health care providers and other companies and are constantly increasing our employee benefit programs, and related costs, to maintain required levels of skilled professionals. These increasing costs impact our profitability.

MANAGEMENT RISKS

     Bruce A. Shear is in control of the company since he is entitled to elect and replace a majority of the board of directors. Bruce Shear and his affiliates own and control 92.3% of the class B common stock which elects four of the six members of the Board of Directors. Bruce Shear can establish, maintain and control business policy and decisions by virtue of his control of the board of directors.

     Retention of key personnel with knowledge of key contracts and clients is essential to the success of the company. PHC is highly dependent on the principal members of its management and professional staff, particularly Bruce
A. Shear, PHC's President and Chief Executive Officer, Robert H. Boswell, PHC's Senior Vice President and the other members of PHC's management and their continued relationship with key clients.


MARKET RISKS

     The company's failure to meet listing requirements resulted in the delisting of the company's stock from the Nasdaq Stock Market. The company's stock is currently a bulletin board traded stock. The cost of trading on the bulletin board can be more than the cost of trading on the SmallCap market and since there may be an absence of market makers on the bulletin board the price may be more volatile and it may be harder to sell the securities.

     If our common stock is not actively traded, the small number of transactions can result in significant swings in the market price, and it may be difficult for stockholders to dispose of stock in a timely way at a desirable market price or may result in purchasing of shares for a higher price.

     Our right to issue convertible preferred stock may adversely affect the rights of the common stock. Our Board of Directors has the right to establish the preferences for and issue up to 1,000,000 shares of preferred stock without further stockholder action. The terms of any series of preferred stock, which may include priority claims to assets and dividends and special voting rights, could adversely affect the market price of and the ability to sell common stock.

                              AVAILABLE INFORMATION

     The company filed a registration statement with the Securities and Exchange Commission covering the securities offered. This prospectus does not contain all of the information set forth in the registration statement and the related exhibits and schedules. For further information with respect to the company and the securities being offered, see the registration statement, and related exhibits and schedules. Copies of these documents are available for review at the public reference facilities maintained at the principal office of the Commission at 450 Fifth Street, N. W., Room 1024, Washington D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain information on the operation of the public reference facilities by calling the Commission at 1-800-SEC-0330. Copies of such materials are available upon written request from the public reference section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains an Internet site that contains reports, proxy and information statements and other information about PHC that is filed electronically at http:\\WWW.SEC.GOV. Reference is made to the copies of any contracts or other documents filed as exhibits to the registration statement.

     The company is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information are available for inspection and copying at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can be obtained at prescribed rates from the Commission at such address. Such reports, proxy statements and other information can also be inspected at the Commission's regional offices at 7 World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

     A copy of our Annual Report on Form 10-KSB for the year ended June 30, 2001, as filed with the Commission, is available upon request, without charge, by writing to PHC, Inc., 200 Lake Street, Suite 102, Peabody, Massachusetts 01960, Attention: Bruce A. Shear.

     We furnish our stockholders and warrant holders with annual reports containing audited financial statements and such other periodic reports as we may from time to time deem appropriate or as may be required by law.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Incorporated herein by reference and made a part of this prospectus are the following: (1) our Annual Report on Form 10-KSB for the fiscal year ended June 30, 2001 filed with the Commission on September 26, 2001; (2) our Proxy Statement filed with the Commission on November 29, 2001; (3) our Quarterly Report on Form 10-QSB for the quarters ended September 30, 2001 filed with the Commission on November 8, 2001, December 31, 2001 filed with the Commission on February 12, 2002 and March 31, 2002 filed with the Commission on May 10, 2002; and (4) the description of the Class A Common Stock, which is registered under
Section 12 of the Exchange Act, contained in the company's Registration Statement on Form 8-A dated December 17, 1993, and the amendment thereto on Form 8-A/A dated March 2, 1994. All documents subsequently filed by the company with the Commission, as required by Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering, will be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the respective dates of filing of such documents. Any statement contained in any document incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. All information appearing in this prospectus is qualified in its entirety by the information and financial statements (including notes to the financial statements) appearing in the documents incorporated by reference, except to the extent set forth in the immediately preceding statement.

     The company will provide without charge to each person who receives a prospectus, upon written or oral request of such person, a copy of the information that is incorporated by reference herein. Requests for such information should be directed to: PHC, Inc., 200 Lake Street, Suite 102, Peabody, Massachusetts 01960, Attention: Bruce A. Shear.

                            SELLING SECURITY HOLDERS

     The selling security holders consist of several groups of investors who acquired Preferred Stock or Debentures convertible into Class A Common Stock or warrants entitling the holder to purchase shares of Class A Common Stock from the company. The Preferred Stock or Debenture holders also acquired warrants to purchase shares of Class A Common Stock.

     The following table identifies the investors who acquired Preferred Stock or Debentures, which are convertible into Common Stock and those individuals who acquired warrants entitling the holder to purchase shares of Class A Common Stock. All Shares of Class A Common Stock issuable on conversion of the
Preferred Stock or Debentures or on the exercise of the warrants may be sold from time to time by the selling security holders in the over the counter market. The information contained in the following table indicates beneficial ownership based on the company's records and on information provided by our transfer agent as of March 31, 2002. None of the selling security holders is an affiliate of our company.

     Our company will receive an aggregate of $1,104,009 if the holders of all of the warrants exercise the warrants and purchase shares of Class A Common Stock. The average exercise price is $1.52. The selling security holders will retain all other proceeds from the sale of the shares being registered.

     None of the selling security holders beneficially own greater than 5% of the outstanding Class A Common Stock.

                            Shares of Class
                            A Common Stock
                            Beneficially Owned or
                            Issuable on Conversion                                      Number of
Name, Address and primary   of Outstanding                                           Shares of Class
contact of                  Convertible Securities                                       A Common
Selling Security            Before the Offering       Warrants to Purchase shares of       Stock
Holder                      Exclusive of Warrants       Class A Common Stock              Offered
____________________________________________________________________________________________________

Holders of Convertible
  Preferred Stock
  and Convertible                                             Exercise    Expiration
  Debentures                                      Number       Price        Date

ProFutures Special           459,960              86,207       $2.90      9/19/2002       549,167
Equities Fund, LP                                  3,000       $2.90      3/10/2003
John Gray
11612 Bee Cave RD
Austin, TX  78734

Augustine Fund LP            309,298                   0           0              0       309,298
Tom Duszynski
141 W. Jackson Blvd.
Suite 2181
Chicago, IL  60604

John F. Mauldin              179,047                   0           0              0       179,047
1000 Ballpark in Arlington
Suite 216
Arlington, TX  76011

Gary D. Halbert              253,402                   0           0              0       253,402
11612 Bee Cave RD
Suite 100
Austin, TX  78734

Dean and Company             250,000              26,960       $1.00     12/31/2004       276,960
Gerald Heine
10950 N. Cedarburg RD
56 West
Mequon, WI  53092

Yakov Burstein               104,020                  -0-         -0-            -0-      104,020
184-63 Aberdeen Road
Jamaica, NY 11432

Irwin Mansdorf               236,539                  -0-         -0-            -0-      236,539
3 Nachshon Street
Raanana, Israel

                            Shares of Class
                            A CommonStock
                            Beneficially Owned or
                            Issuable on Conversion                                      Number of
Name, Address and primary   of Outstanding                                           Shares of Class
contact of                  Convertible Securities                                       A Common
Selling Security            Before the Offering       Warrants to Purchase shares of       Stock
Holder                      Exclusive of Warrants       Class A Common Stock              Offered
____________________________________________________________________________________________________

                                                             Exercise     Expiration
Warrant Holders                                  Number       Price        Date

George Gordon                     -0-             64,705       $1.00     12/31/2003       190,149
1613 Tiffany Ave.                                 11,677       $2.00     12/31/2003
Racine, WI 53402                                  17,045       $1.50     12/31/2003
                                                  10,786       $1.00     12/01/2003
                                                  10,784       $1.00      1/01/2004
                                                  10,784       $1.00      2/01/2004
                                                  10,747       $1.00      3/11/2004
                                                  10,747       $1.00      4/01/2004
                                                  10,747       $1.00      5/01/2004
                                                  10,709       $1.00      6/01/2004
                                                  10,709       $1.00      7/01/2004
                                                  10,709       $1.00      8/01/2004

Heller Financial, fka             -0-             62,467       $2.38      3/10/2003       146,298
Healthcare Financial                              61,032       $1.81      7/10/2003
Partners, Inc.                                    22,799       $1.50      7/10/2003
Debra VanAlstyne
4th floor
2 Wisconsin Circle, #320
Chevy Chase, MD 20815

National Securities Corp.         -0-             42,457       $1.45      1/15/2004       168,209
Steven Rothstein                                  42,104       $1.45      4/05/2004
875 N. Michigan Ave.                              41,824       $1.45      7/05/2004
Suite 1560                                        41,824       $1.45     10/05/2004
Chicago, IL  60611

Barrow Street Research            -0-              3,299       $1.20      2/23/2004         3,299
John Attaliente
130 Barrow ST, #313
New York, NY  10014

Barrie Atkin                      -0-              5,373       $1.00      4/21/2004         5,373
255 Bishops Forest Drive
Waltham, MA  02452

                            Shares of Class
                            A CommonStock
                            Beneficially Owned or
                            Issuable on Conversion                                      Number of
Name, Address and primary   of Outstanding                                           Shares of Class
contact of                  Convertible Securities                                       A Common
Selling Security            Before the Offering       Warrants to Purchase shares of       Stock
Holder                      Exclusive of Warrants       Class A Common Stock              Offered
____________________________________________________________________________________________________

                                                             Exercise     Expiration
                                                 Number        Price          Date

Howard J. Shaffer                 -0-              5,356       $1.00      5/18/2004         5,356
27 Algonquin AVE
Andover, MA  01810

Lisa Waumbley                     -0-              1,071       $1.00      5/18/2004         1,071
c/o Boyd Gaming
2950 Industrial RD
Las Vegas, NV 89109-1150

CCRI                              -0-             80,000       $0.50      9/03/2002        80,000
Malcolm McGuire
3104 E Camelback RD #539
Phoenix, AZ  85016

Delta Systems & Solutions         -0-             10,000       $1.50      3/31/2004        10,000
Peter Drakos
1200 Salem St. #182
Lynnfield, MA  01940


     In May 1997 the company issued Series A Convertible Preferred Stock to ProFutures Special Equity Fund, LP with an aggregate value of $1,000,000. The Shares of Series A Convertible Preferred Stock were converted into 475,945 shares of Class A Common Stock.

     In October 1997 the company issued units consisting of 172,414 shares of Class A Common Stock and warrants to purchase 86,207 shares of Class A Common Stock to ProFutures Special Equity Fund, LP in a private placement. Also in connection with this transaction, the company issued warrants to purchase 3,000 shares of Class A Common Stock in March 1998.

     In March 1998 the company issued a total of 950 shares of Series B convertible Preferred Stock as follows: 200 shares to Augustine Fund; 500 shares to ProFutures; 150 shares to G. Halbert and 100 shares to J. Mauldin. This Preferred Stock was convertible into Class A Common Stock at a conversion price that was 80% of the average closing bid price five days prior to the conversion date. The company was obligated to issue the Selling Security Holder a promissory Note for the difference between $2.00 (the "Minimum Conversion Price") and the market price of Class A Common Stock (the "Price Guarantee"). In a subsequent agreement the price guarantee was later revised to allow the company to issue Class A Common Stock in lieu of the promissory note. As of this date all outstanding Series B Preferred Stock have been converted.

     In December 1998 the company issued to Dean and company $500,000 in 12% Convertible Debentures, which are convertible into 250,000 shares of Class A Common Stock at a price of $2.00 per share. In connection with this financing the company also issued 26,960 warrants to purchase shares of Class A Common Stock. The company also issued warrants to purchase 190,149 shares of Class A Common Stock as a finders fee to George Gordon for introducing Dean and company to the company.

     In October 1996 the company entered into an Agreement and Plan of Merger with Irwin Mansdorf and Yakov Burstein, the then owners of Behavioral Stress Centers, Inc., which called for the issuance of Class A Common Stock to the former owners as part of the purchase price. The company issued an aggregate of 564,396 shares of Class A Common Stock to Irwin Mansdorf and 170,422 shares of Class A Common Stock to Yakov Burstein in connection with these agreements. The number of shares also includes 236,539 shares to Irwin Mansdorf and 67,558 shares to Yakov Burstein in connection with a share price guarantee.

     On March 10, 1998 the company borrowed $350,000 from Heller Financial fka Healthcare Financial Partners, Inc. bearing interest at the Prime rate plus 3 1/2% and maturing on July 10, 1998. In conjunction with this financing the company issued warrants to purchase 62,467 shares of Class A Common Stock. On July 10, 1998 the company signed an extension on this Note to extend the maturity date to November 10, 1998. In conjunction with this extension the company issued warrants to purchase an additional 61,032 shares of Class A Common Stock. Also in connection to this extension, as a form of price protection for the initial 62,467 warrants issued the company issued an additional 22,799 warrants to purchase Class A Common Stock. This Note has been repaid.

     During 1999 the company issued warrants to purchase an aggregate of 168,209 shares of Class A Common Stock to National Securities Corp. as payment for Investment Banker Services.

     In February 1999 the company issued warrants to purchase 3,299 shares of Class A Common Stock to Barrow Street Research in payment of investor relations services.

     In March 1997 the company issued 160,000 warrants to purchase Class A Common Stock to CCRI for investor relation services as of this date only 80,000 warrants remain exercisable. Over the past two years CCRI has continued to provide investor relation services to the company. As partial payment for these services the company decreased the exercise price of the warrants from $2.50 to $0.50 in January 2001 and extended the exercise period by six months in March 2002, making the new expiration date September 3, 2002.

     In April 1999 the company issued warrants to purchase 5,373 shares of Class A Common Stock to Barrie Atkin and in May 1999 the company issued warrants to purchase 5,356 shares of Class A Common Stock to Howard J. Shaffer. These warrants were issued in payment of website development services.

     In May 1999 the company issued warrants to purchase 1,071 shares of Class A Common Stock to Lisa Waumbley in payment of management consultant services.

     In March 2000 the company issued warrants to purchase 10,000 shares of Class A Common Stock to Delta Systems and Solutions in payment of computer technology consulting services relating to Behavioral Health Online, Inc.

                             PLAN OF DISTRIBUTION

     The Class A Common Stock offered hereby may be sold from time to time in the over the counter market through underwriters, dealers, brokers or other agents. PHC will receive $1,104,009 if the warrants to purchase 725,922 shares being registered are exercised; however, PHC will receive no proceeds from the sale of the additional 1,792,266 shares of Class A Common Stock included in this registration statement.

     The Class A Common Stock offered may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. The Selling Security Holder will determine the selling price at the time of the transaction or by an agreement with its underwriters, dealers, brokers or other agents.

     Any underwriters, dealers, brokers or other agent to or through whom Class A common stock offered hereby is sold may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a Selling Security Holder and/or purchasers of Class A common stock for whom they may act as agent or to whom they may sell as principal, or both (which compensation to a particular underwriter, broker, dealer or other agent might be in excess of customary commissions). In addition, a Selling Security Holder and any such underwriters, dealers, brokers or other agents may be deemed to be underwriters under the Securities Act, and any profits on the sale of Class A common stock by them and any discounts, commissions or concessions received by any of such persons may be deemed to be underwriting discounts and commissions under the Securities Act. Those who act as underwriter, broker, dealer or other agent in connection with the sale of the Class A common stock will be selected by a Selling Security Holder and may have other business relationships with PHC and its subsidiaries or affiliates in the ordinary course of business. PHC cannot presently estimate the amount of any such discounts, commissions or concessions. PHC knows of no existing arrangements between the selling security holders and any underwriter, dealer, broker or other agent.

                                  LEGAL MATTERS

     Arent Fox Kintner Plotkin & Kahn, PLLC, Washington, DC have passed upon the validity of the securities offered hereby for PHC.

                                     EXPERTS

     The financial statements incorporated by reference in this prospectus have been audited by BDO Seidman, LLP., independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing.

No dealer,  salesman  or  any  other  person  has
been  authorized  to give  any  information or to
make   any  representations   other   than  those
contained in  this prospectus in  connection with
the offering made hereby, and,  if given or made,
such information or representations must  not  be              PHC, INC.
relied upon  as having  been  authorized  by PHC.
This  Prospectus  does  not constitute  an  offer
to sell or a  solicitation  of an  offer to  buy,
by any  person  in any  jurisdiction in  which it    PIONEER BEHAVIORAL HEALTH
it  is  unlawful for  such person  to  make  such
offer  or  solicitation.  Neither the delivery of
this  prospectus nor  any offer,  solicitation or
sale made hereunder shall under any circumstances
create  any  implication  that  the   information   2,518,188 Shares of Class A
herein  contained  is  correct  as  of  any  time           Common Stock
subsequent to the date of the prospectus.

                TABLE OF CONTENTS
                                               Page
Prospectus Summary                               3
Risk Factors
     Operating Risks:                            7-9
        Delay in government payments             7
        Managed care rates                       7
        Collectability of Accounts Receivable    7
        Lack of access to capital                7
        Reliance on key clients                  7
        Rapid regulatory change                  8
        Negative cash flow                       8
        Sole source contracts                    8
        Acquisition and expansion                8
        Staffing shortages                       8
    Management Risks:                            8
       Control of PHC by Bruce A. Shear          8
       Retaining key personnel                   8
    Market Risks:                                8
       Nasdaq delisting                          8
       Common Stock liquidity                    9
       Low trading volume                        9
       Issuance of Preferred Stock               9
Available Information                            10
Incorporation of Documents by Reference          11
Selling security holders                         12-17
Plan of Distribution                             18
Legal Matters                                    19
Experts                                          19
                                                             PROSPECTUS
                                                             June , 2002

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

It is estimated that the following expenses were incurred in connection with the offering hereunder, including $3,000 for this Post Effective Amendment #1.



           SEC Registration Fee                      $    749.36
           NASDAQ Registration Fee                   $ 17,500.00
           Legal Fees and Expenses                   $ 22,000.00
           Accounting Fees and Expenses              $ 14,000.00
           Miscellaneous                             $  1,750.64
                                                     ______________
                             Total                   $ 56,000.00

The Registrant will bear all expenses shown above.

Item 15. Indemnification of Directors and Officers.

     Section 6 of the Registrant's Restated Articles of Organization provides, in part, that the Registrant shall indemnify its directors, trustees, officers, employees and agents against all liabilities, costs and expenses, including but not limited to amounts paid in satisfaction of judgments, in settlement or as fines and penalties, and counsel fees, reasonably incurred by such person in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or proceeding in which such director or officer may be involved or with which he may be threatened, while in office or thereafter, by reason of his actions or omissions in connection with services rendered directly or indirectly to the Registrant during his term of office, such indemnification to include prompt payment of expenses in advance of the final disposition of any such action, suit or proceeding.

     In addition, the Restated Articles of Organization of the Registrant, under authority of the Business Corporation Law of The Commonwealth of Massachusetts, contain a provision eliminating the personal liability of a director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (3) for any transaction from which the director derived an improper personal benefit. The foregoing provision also is inapplicable to situations wherein a director has voted for, or assented to the declaration of, a dividend, repurchase of shares, distribution, or the making of a loan to an officer or director, in each case where the same occurs in violation of applicable law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of PHC pursuant to the foregoing provisions, or otherwise, PHC has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by PHC of expenses incurred or paid by a director, officer or controlling person of PHC in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, PHC will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 16.  Exhibits.

Exhibit No.                 Description

     3.1 Restated Articles of Organization of the Registrant, as amended. (Filed as exhibit 3.1 to the company's Registration Statement on March 2, 1994).
    3.1.1 Articles of Amendment filed with the Commonwealth of Massachusetts. (Filed with the 10-QSB dated May 1997).
    3.1.2 Restated Articles of Organization of the Registrant, as amended. (Filed as exhibit 3.1.2 to the company's report on Form 10-QSB dated May 14, 2001. Commission file number 0-22916).
     3.2 By-laws of the Registrant, as amended. (Filed as exhibit 3.2 to the company's Post-Effective Amendment No. 2 on Form S-3 to Registration Statement on Form SB-2 under the Securities Act of 1933 dated November 13, 1995. Commission file number 333-71418).
     3.3 Certificate of Designation of Series C Convertible Preferred Stock of PHC, Inc. adopted by the Board of Directors on June 15, 2000 and June 26, 2000. (Filed as exhibit 4.39 to the company's report on Form 10-QSB dated May 14, 2001. Commission file number 0-22916).
     4.1 Form of Warrant Agreement. (Filed as exhibit 4.1 to the company's Registration Statement on March 2, 1994).
     4.2 Form of Unit Purchase Option. (Filed as exhibit 4.4 to the company's Registration Statement on March 2, 1994).
     4.3 Consultant Warrant Agreement by and between PHC, Inc., and C.C.R.I. Corporation dated March 3, 1997 to purchase 160,000 shares Class A Common Stock. (Filed as exhibit 4.18 to the company's Registration Statement on Form SB-2 dated April 15, 1997. Commission file number 333-25231).
     4.4 Warrant Agreement by and between PHC, Inc. and ProFutures Special Equities Fund, L.P. for up to 86,207 shares of Class A Common Stock dated 09/19/97. (Filed as exhibit 4.25 to the company's report on Form 10-KSB, filed with the Securities and Exchange Commission on October 14, 1997. Commission file number 0-22916).
     4.5 Warrant Agreement by and between PHC, Inc. and ProFutures Special Equities Fund, LP for 3,000 shares of Class A Common Stock. (Filed as exhibit 4.27 to the company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 29, 1998. Commission file number 0-22916).
     4.6 Warrant to purchase up to 52,500 shares of Class A Common Stock by and between PHC, Inc., and HealthCare Financial Partners, Inc. dated March 10, 1998. (Filed as exhibit 4.30 to the company's Registration Statement on Form SB-2 dated July 24, 1998. Commission file number 333-59927).
     4.7 Warrant to purchase up to 52,500 shares of Class A Common Stock by and between PHC, Inc., and HealthCare Financial Partners, Inc. dated July 10, 1998. (Filed as exhibit 4.31 to the company's Registration Statement on Form SB-2 dated July 24, 1998. Commission file number 333-59927).
     4.8 Warrant Agreement by and between HealthCare Financial Partners, Inc. and its subsidiaries (collectively "HCFP") and PHC, Inc. dated July 10, 1998 - Warrant No. 3 for 20,000 shares of Class A Common Stock. (Filed as exhibit 4.18 to the company's report on Form 10-KSB, filed with the Securities and Exchange Commission on October 14, 1997. Commission file number 0-22916).
     4.9 Warrant Guaranty Agreement for Common Stock Purchase Warrants issuable by PHC, Inc. dated August 14, 1998 for Warrants No 2 and No. 3. (Filed as exhibit 4.19 to the company's report on Form 10-KSB, filed with the Securities and Exchange Commission on October 14, 1997. Commission file number 0-22916).

 Exhibit No.                Description

     4.10 12% Convertible Debenture by and between PHC, Inc., and Dean & Co., dated December 3, 1998 in the amount of $500,000. (Filed as exhibit
          4.20 to the company's report on Form 10-QSB dated February 12, 1999. Commission file number 0-22916).
     4.11 Securities Purchase Agreement for 12% Convertible Debenture by and between PHC, Inc. and Dean & Co., a Wisconsin nominee partnership for Common Stock. (Filed as exhibit 4.21 to the company's report on Form 10-QSB dated February 12, 1999. Commission file number 0-22916).
     4.12 Warrant Agreement to purchase up to 25,000 shares of Class A Common Stock by and between PHC, Inc., and Dean & Co., dated December 3, 1998. (Filed as exhibit 4.22 to the company's report on Form 10-QSB dated February 12, 1999. Commission file number 0-22916).
     4.13 Warrant Agreement by and between PHC, Inc., and National Securities Corporation dated January 5, 1999 to purchase 37,500 shares of Class A Common Stock. (Filed as exhibit 4.23 to the company's report on Form 10-QSB dated February 12, 1999. Commission file number 0-22916).
     4.14 Warrant Agreements by and between PHC, Inc., and George H. Gordon for 10,000 shares, 15,000 shares, 5,000 shares, 5,000 shares, 50,000 shares and 10,000 shares of Class A Common Stock dated December 31, 1998; 5,000 shares of Class A Common Stock dated December 1, 1998; 10,000 shares of Class A Common Stock dated January 1, 1999; and 10,000 shares of Class A Common Stock dated February 1, 1999. (Filed as exhibit 4.24 to the company's report on Form 10-QSB dated February 12, 1999. Commission file number 0-22916).
     4.15 Warrant Agreement by and between PHC, Inc., and Barrow Street Research for 3,000 shares of Class A Common Stock dated February 23, 1999. (Filed as exhibit 4.24 to the company's Registration Statement on Form S-3 dated April 13, 1999. Commission file number 333-76137).
     4.16 Warrant Agreement by and between PHC, Inc., and George H. Gordon for 10,000 shares of Class A Common Stock dated March 1, 1999. (Filed as exhibit 4.25 to the company's Registration Statement on Form S-3 dated April 13, 1999. Commission file number 333-76137).
     4.17 Warrant Agreement by and between PHC, Inc., and George H. Gordon for 10,000 shares of Class A Common Stock dated April 1, 1999. (Filed as exhibit 4.26 to the company's Registration Statement on Form S-3 dated June 1, 1999. Commission file number 333-76137).
     4.18 Warrant Agreement by and between PHC, Inc., and George H. Gordon for 10,000 shares of Class A Common Stock dated May 1, 1999. (Filed as exhibit 4.27 to the company's Registration Statement on Form S-3 dated May 14, 1999. Commission file number 0-22916).

     4.19 Warrant Agreements by and between PHC, Inc., and George H. Gordon for 10,000 shares of Class A Common Stock dated April 1, 1999. (Filed as exhibit 4.28 to the company's report on Form 10-KSB dated October 13, 1999. Commission file number 0-22916).
     4.20 Warrant Agreements by and between PHC, Inc., and George H. Gordon for 10,000 shares of Class A Common Stock dated July 1, 1999. (Filed as exhibit 4.29 to the company's report on Form 10-KSB dated October 13, 1999. Commission file number 0-22916).
     4.21 Warrant Agreements by and between PHC, Inc., and George H. Gordon for 10,000 shares of Class A Common Stock dated August 1, 1999. (Filed as exhibit 4.30 to the company's report on Form 10-KSB dated October 13, 1999. Commission file number 0-22916).
     4.22 Warrant to purchase up to 37,500 shares of Class A Common Stock by and between PHC, Inc., and National Securities Corporation dated April 5, 1999. (Filed as exhibit 4.31 to the company's report on Form 10-KSB dated October 13, 1999. Commission file number 0-22916).

Exhibit No.                 Description

     4.23 Warrant to purchase up to 37,500 shares of Class A Common Stock by and between PHC, Inc., and National Securities Corporation dated July 5, 1999. (Filed as exhibit 4.32 to the company's report on Form 10-KSB dated October 13, 1999. Commission file number 0-22916).
     4.24 Warrant to purchase 40,000 shares of Class A Common Stock by and between PHC, Inc. and CCRI, Inc. and Warrant to purchase 40,000 shares of Class A Common Stock by and between PHC, Inc. and M&K Partners both dated 3/3/97; replaces warrant for 160,000 shares dated 3/3/97 by and between PHC, Inc. and CCRI, Inc. (Filed as exhibit 4.34 to the company's report on Form 10-QSB filed with the Securities and Exchange Commission on May 11, 2000. Commission file 0-22916).
     4.25 Common Stock Purchase Warrant by and between PHC, Inc. and The Shaar Fund Ltd. dated June 28, 2000. (Filed as exhibit 4.36 to the company's Registration Statement on Form S-3 dated July 14, 2000. Commission file number 333-41494).
     4.26 Common Stock Purchase Warrant by and between PHC, Inc. and Heller Healthcare Finance, Inc. for 60,000 shares of Class A Common Stock. (Filed as exhibit 4.37 to the company's report on Form 10-KSB, filed with the Securities and Exchange Commission on September 29, 2000. Commission file number 0-22916).
     4.27 Equity Purchase Warrant to purchase 1% equity in Behavioral Health Online by and between PHC, Inc., and Heller Healthcare Finance dated March 16, 1998. (Filed as exhibit 4.38 to the company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on November 14, 2000. Commission file number 0-22916).
     4.28 Warrant Agreement issued to Union Atlantic Capital, LC. to purchase 25,000 Class A Common shares dated March 20, 2001. (Filed as exhibit
          4.40 to the company's report on Form 10-QSB dated May 14, 2001. Commission file number 0-22916).
     4.29 Warrant Agreement issued to Marshall Sternan to purchase 10,000 Class A Common shares dated April 15, 2001. (Filed as exhibit 4.41 to the company's report on Form 10-QSB dated May 14, 2001. Commission file number 0-22916).
     4.30 Equity Purchase Warrant to purchase 1% equity in Behavioral Health Online by and between PHC, Inc., and Heller Healthcare Finance dated December 18, 2000. (Filed as exhibit 4.36 to the company's report on Form 10-KSB dated September 25, 2001. Commission file number 0-22916).
     5.1 Opinion of Arent Fox Kintner Plotkin & Kahn, PPLC dated May 1, 2000. (Filed as an exhibit to the company's Registration Statement on Form S-3 dated June 6, 2000. Commission file number 333-76137).
     *5.2 Opinion of Arent Fox Kintner Plotkin & Kahn, PPLC.
     10.1 Deed of Trust Note of Mount Regis Center Limited Partnership in favor of Douglas M. Roberts, dated July 28, 1987, in the amount of $560,000, guaranteed by PHC, Inc., with Deed of Trust executed by Mount Regis Center, Limited Partnership of even date. (Filed as exhibit 10.33 to Form SB-2 dated March 2, 1994). Assignment and Assumption of Limited Partnership Interest, by and between PHC of Virginia Inc. and each assignor dated as of June 30, 1994. (Filed as exhibit 10.57 to Form 10-KSB on September 28, 1994).

Exhibit No.                 Description

     10.2 Copy of Note of Bruce A. Shear in favor of Steven J. Shear, dated December 1988, in the amount of $195,695; Pledge Agreement by and between Bruce A. Shear and Steven J. Shear, dated December 15, 1988; Stock Purchase Agreement by and between Steven J. Shear and Bruce A. Shear, dated December 1, 1988. (Filed as exhibit 10.52 to the company's Registration Statement on Form SB-2 dated March 2, 1994. Commission file number 333-71418).
     10.3 Unconditional Guaranty of Payment and performance by and between PHC, Inc. in favor of HCFP. (Filed as exhibit 10.112 to the company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on February 25, 1997. Commission file number 0-22916).
     10.4 Agreement between Family Independence Agency and Harbor Oaks Hospital effective January 1, 1997. (Filed as exhibit 10.122 to the company's report on Form 10-KSB, with the Securities and Exchange Commission on October 14, 1997. Commission file number 0-22916)
     10.5 Master Contract by and between Family Independence Agency and Harbor Oaks Hospital effective January 1, 1997. (Filed as exhibit 10.123 to the company's report on Form 10-KSB, filed with the Securities and Exchange Commission on October 14, 1997. Commission file number 0-22916).
     10.6 Financial Advisory Agreement, Indemnification Agreement and Warrant by and between Brean Murray & Company and PHC, Inc. dated 06/01/97. (Filed as exhibit 10.125 to the company's report on Form 10-KSB, filed with the Securities and Exchange Commission on October 14, 1997. Commission file number 0-22916).
     10.7 Loan and Security Agreement by and among HCFP Funding, Inc., and PHC of Michigan, Inc., PHC of Utah, Inc., PHC of Virginia, Inc., PHC of Rhode Island, Inc., and Pioneer Counseling of Virginia, Inc. dated as of February 18, 1998. (Filed as exhibit 10.139 to the company's Registration Statement on Form SB-2 dated July 24, 1998. Commission file number 333-59927).
     10.8 Credit Line Deed of Trust by and between PHC of Virginia, Inc., and HCFP Funding II, Inc. dated July 1998. (Filed as exhibit 10.140 to the company's Registration Statement on Form SB-2 dated July 24, 1998. Commission file number 333-59927).
     10.9 Promissory Note for $50,000 dated May 18, 1998 by and between PHC, Inc. and Tot Care, Inc. (Filed as exhibit 10.142 to the company's Registration Statement on Form SB-2 dated July 24, 1998. Commission file number 333-59927).
    10.10 Promissory Note for $50,000 dated June 9, 1998 by and between PHC, Inc. and Tot Care, Inc. (Filed as exhibit 10.143 to the company's Registration Statement on Form SB-2 dated July 24, 1998. Commission file number 333-59927).
    10.11 Amendment No. 1 to Loan and Security Agreement in the amount of $4,000,000 by and among HCFP Funding, Inc., and PHC of Michigan, Inc., PHC of Utah, Inc., PHC of Virginia, Inc., PHC of Rhode Island, Inc., and Pioneer Counseling of Virginia, Inc. dated as of February 18, 1998. (Filed as exhibit 10.57 to the company's report on Form 10-KSB dated October 13, 1998. Commission file number 0-22916).
    10.12 Promissory Note by and between PHC, Inc. and Bruce A. Shear dated August 13, 1998, in the amount of $100,000. (Filed as exhibit 10.58 to the company's report on Form 10-QSB dated November 3, 1998. Commission file number 0-23524).
    10.13 Financial Advisory and Consultant Agreement by and between National Securities Corporation and PHC, Inc. dated 01/05/99 (Filed as exhibit
          10.61 to the company's report on Form 10-QSB dated February 12, 1999. Commission file number 0-22916).

Exhibit No.                                                 Description

    10.14 Promissory Note by and between PHC, Inc. and Mellon US Leasing Corporation dated November 1999, in the amount of $160,000. (Filed as exhibit 10.68 to the company's report on Form 10-QSB dated November 15, 1999.
    10.15 Amendment number 1 to Loan and Security Agreement dated February 17, 2000 by and between PHC of Michigan, Inc., PHC, of Utah, Inc., PHC of Virginia, Inc., PHC of Rhode Island, Inc. and Pioneer Counseling of Virginia, Inc. and Heller Healthcare Finance, Inc., f/k/a HCFP Funding in the amount of $2,500,000. (Filed as exhibit 10.70 to the company's report on Form 10-QSB filed with the Securities and Exchange Commission on May 11, 2000. Commission file 0-22916).
    10.16 Registration Rights Agreement by and between PHC, Inc. and The Shaar Fund Ltd. dated June 28, 2000. (Filed as exhibit 10.72 to the company's Registration Statement on Form S-3 dated July 14, 2000. Commission file number 333-41494).
    10.17 Release Notice by and between PHC, Inc. and The Shaar Fund Ltd. dated June 28, 2000. (Filed as exhibit 10.73 to the company's Registration Statement on Form S-3 dated July 14, 2000. Commission file number 333-41494).
    10.18 Escrow Instruction by and between PHC, Inc.; The Shaar Fund Ltd. and Cadwalader, Wickersham & Taft (an Escrow Agent) dated June 28, 2000. (Filed as exhibit 10.74 to the company's Registration Statement on Form S-3 dated July 14, 2000. Commission file number 333-41494).
    10.19 Securities Purchase Agreement by and between PHC, Inc. and The Shaar Fund Ltd. dated June 28, 2000 to purchase 125,000 shares of Class A Common Stock. (Filed as exhibit 10.75 to the company's Registration Statement on Form S-3 dated July 14, 2000. Commission file number 333-41494).
    10.20 Promissory Note for $532,000 dated May 30, 2000 by and between PHC, Inc. and Irwin J. Mansdorf, Ph.D. (Filed as exhibit 10.76 to the company's report on Form 10-KSB, filed with the Securities and Exchange Commission on September 29, 2000. Commission file number 0-22916).
    10.21 Promissory Note for $168,000 dated May 30, 2000 by and between PHC, Inc. and Yakov Burstein, Ph.D. (Filed as exhibit 10.77 to the company's report on Form 10-KSB, filed with the Securities and Exchange Commission on September 29, 2000. Commission file number 0-22916).
    10.22 Settlement Agreement and Mutual Releases by and between PHC, Inc. and Yakov Burstein, Ph.D. and Irwin J. Mansdorf, Ph.D. dated May 30, 2000. (Filed as exhibit 10.78 to the company's report on Form 10-KSB, filed with the Securities and Exchange Commission on September 29, 2000. Commission file number 0-22916).
    10.23 Amendment number 2 to Loan and Security Agreement originally dated February 18, 1998 by and among PHC, of Utah, Inc., PHC of Virginia, Inc. and PHC of Michigan, Inc. and Heller Healthcare Finance, Inc. in the amount of $3,000,000 amended as of May 24, 2001. (Filed as exhibit
          10.46 to the company's report on Form 10-KSB dated September 25, 2001. Commission file number 0-22916).
    10.24 The Company's 1993 Stock Purchase and Option Plan, as amended. (Filed as exhibit 10.46 to the company's report on Form S-8 dated January 29, 2002. Commission file number 333-81528).
    10.25 The Company's 1995 Employee Stock Purchase Plan, as amended. (Filed as exhibit 10.46 to the company's report on Form S-8 dated January 29, 2002. Commission file number 333-81528).
    10.26 The Company's 1995 Non-Employee Director Stock Option Plan, as amended. (Filed as exhibit 10.46 to the company's report on Form S-8 dated January 29, 2002. Commission file number 333-81528).

Exhibit No.                                                 Description

    10.27 Amendment  Number  3 dated  December  6,  2001 to  Loan  and  Security
          Agreement dated February 18, 1998 by and between PHC of Michigan, Inc., PHC of Utah, Inc., and PHC of Virginia, Inc. and Heller Healthcare Finance, Inc. providing collateral for the Loan and Security Agreement in the amount of $3,000,000. (Filed as exhibit
          10.50 to the company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on February 12, 2002. Commission file number 0-22916).
    10.28 Consolidating Amended and Restated Secured Term Note in the amount of $2,575,542 dated December 6, 2001 by and between PHC of Michigan, Inc. and. Heller Healthcare Finance, Inc. (Filed as exhibit 10.51 to the company's Registration Statement on Form 10-QSB, filed with the Securities and Exchange Commission on February 12, 2002. Commission file number 0-22916).
    10.29 Amended and Restated Revolving Credit Note in the amount of $3,000,000 dated December 6, 2001 by and between PHC of Michigan, Inc., PHC of Utah, Inc. and PHC of Virginia, Inc. and. Heller
          Healthcare Finance, Inc. (Filed as exhibit 10.52 to the company's Registration Statement on Form 10-QSB, filed with the Securities and Exchange Commission on February 12, 2002. Commission file number 0-22916).
    10.30 Amended and Restated Consolidated Mortgage Note in the amount of $5,688,598 dated December 6, 2001 by and between PHC of Michigan, Inc and Heller Healthcare Finance, Inc. (Filed as exhibit 10.53 to the company's Registration Statement on Form 10-QSB, filed with the Securities and Exchange Commission on February 12, 2002. Commission file number 0-22916).
    10.31 Third Amended and Restated Cross-Collateralization and Cross-Default Agreement dated December 6, 2001 by and between PHC, Inc., PHC of
          Michigan, Inc., PHC of Utah, Inc. and PHC of Virginia, Inc. and. Heller Healthcare Finance, Inc. (Filed as exhibit 10.54 to the company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on February 12, 2002. Commission file number 0-22916).
    10.32 Overline Credit Advance in the amount of $100,000 dated January 11, 2002 by and between PHC of Michigan, Inc., PHC of Utah, Inc., PHC of Virginia, Inc. and Heller Healthcare Finance, Inc. (Filed as exhibit
          10.56 to the company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on February 12, 2002. Commission file number 0-22916).
     21.1 List of Subsidiaries. (Filed as an exhibit to PHC's Registration Statement on Form SB-2 dated July 24, 1008. Commission file number 333-59927).
     23.1 Consent of BDO Seidman, LLP, independent auditors dated June 6, 2000. (Filed as an exhibit to the company's Registration Statement on Form S-3 dated June 6, 2000. Commission file number 333-76137).
    *23.2 Consent of BDO Seidman, LLP, independent auditors.
     23.3 Consent of Arent Fox Kintner Plotkin & Kahn, PPLC. Included in exhibit
          5.1. (Filed as an exhibit to the company's Registration Statement on Form S-3 dated June 6, 2000. Commission file number 333-76137).

    *23.4 Consent  of Arent  Fox  Kintner  Plotkin  & Kahn,  PPLC.  Included  in
          exhibit 5.2.

     24.1 Power of Attorney: included on signature page.

* Indicates exhibits filed with this registration statement

Item 17. Undertakings.

Registrant undertakes that it will:

1. file, during any period in which it offers or sells securities, a post-effective amendment to the registration statement to include any additional or changed material information on the plan of distribution;

2. for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

3. file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Peabody, State of Massachusetts.

                                             PHC, INC.

Date:  June 13, 2002                         By: /s/ Bruce A Shear
                                                 -------------------
                                                     Bruce A. Shear
                                                     President and Chief
                                                     Executive Officer



     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

      SIGNATURE                   TITLE(S)                          DATE
_______________________________________________________________________________


  /s/ Bruce A. Shear          President, Chief Executive
      Bruce A. Shear          Officer and Director (principal     June 13, 2002
                              executive officer)

  /s/ Paula C. Wurts          Controller and Treasurer            June 13, 2002
      Paula C. Wurts          (principal financial and
                              accounting officer)

* /s/ Gerald M. Perlow        Director                            June 13, 2002

      Gerald M. Perlow

 * /s/ Donald E. Robar        Director                            June 13, 2002
       Donald E. Robar

 * /s/ Howard Phillips        Director                            June 13, 2002
       Howard Phillips

* /s/  William F. Grieco      Director                            June 13, 2002
       William F. Grieco

                              Director                            June 13, 2002
       David E. Dangerfield


* Signed pursuant to the power of attorney previously filed.